Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-_____ on Form S-3 of First Federal Bancshares of Arkansas, Inc. (the Company) of our report dated March 29, 2012, on our audits of the consolidated financial statements of the Company as of December 31, 2011 and 2010, and for the years then ended, which report is included in the Company’s Annual Report on Form 10-K.  We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

Little Rock, Arkansas
September 28, 2012